UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

IMARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 6th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 206-2020

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IMRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 13, 2022, Imara Inc., a Delaware corporation (“Imara”), Iguana Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Imara (“Merger Sub”), and Enliven Therapeutics, Inc., a Delaware corporation (“Enliven”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Enliven, with Enliven continuing as a wholly owned subsidiary of Imara and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and, in the event that the former stockholders of Enliven are in “control” of Imara immediately after the Merger (within the meaning of Section 368(c) of the Code), the Merger is also intended to qualify as a non-taxable exchange of shares of Enliven common stock for Imara common stock within the meaning of Section 351(a) of the Code.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each then-outstanding share of Enliven common stock (including shares of Enliven common stock issued upon conversion of Enliven preferred stock, which conversion will occur immediately prior to the Effective Time and shares of Enliven common stock issued in the Financing Transaction (as defined below)) will be converted into the right to receive a number of shares of Imara common stock (subject to the payment of cash in lieu of fractional shares and after giving effect to the Imara Reverse Stock Split (as defined below)) calculated in accordance with the Merger Agreement (the ratio of such conversion, the “Exchange Ratio”); and (b) each then-outstanding Enliven stock option to purchase Enliven common stock will be assumed by Imara, subject to adjustment as set forth in the Merger Agreement.

Subject to the terms and conditions of, and the calculation of the Exchange Ratio pursuant to, the Merger Agreement, it is currently anticipated that upon the closing of the Merger, pre-Merger Imara stockholders will own approximately 16% of the combined company and pre-Merger Enliven stockholders (including those purchasing Enliven shares in the Financing Transaction) will own approximately 84% of the combined company on a pro forma basis, based on the number of shares of Imara common stock expected to be issued in connection with the Merger.

The provisions for calculating the Exchange Ratio are set forth in the Merger Agreement, and assume a valuation for Enliven equal to $324.6 million, plus the proceeds of the Financing Transaction, and a valuation for Imara equal to its net cash as of the business day immediately prior to the closing date of the Merger, plus $10 million, in each case as further described in the Merger Agreement. The Exchange Ratio is also based on the relative capitalizations of the companies. For purposes of calculating the Exchange Ratio, shares of Imara common stock underlying Imara stock options outstanding immediately prior to the Effective Time with an exercise price per share of less than or equal to $10.00 (as adjusted for the Imara Reverse Stock Split) will be deemed to be outstanding, and all shares of Enliven common stock underlying outstanding Enliven stock options, warrants and other derivative securities will be deemed to be outstanding.

In connection with the Merger, Imara will seek the approval of its stockholders to, among other things, (a) issue the shares of Imara common stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) pursuant to the terms of the Merger Agreement (the “Required Imara Voting Proposal”), (b) amend its certificate of incorporation to effect a reverse split of Imara common stock, at a ratio to be determined prior to the Effective Time in accordance with the Merger Agreement (the “Reverse Stock Split”), which is intended to ensure that Nasdaq listing requirements are satisfied and (c) amend certain terms of Imara’s equity incentive plans as described in the Merger Agreement.

Each of Imara and Enliven has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using reasonable best efforts to obtain the requisite approvals of their respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (4) Imara using reasonable best efforts to maintain the existing listing of the Imara common stock on Nasdaq and Imara causing the shares of Imara common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger, (5) Imara filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Imara common stock to be issued in connection with the Merger (the “Registration Statement”) and (6) each of Imara and Enliven filing a pre-merger notification requirement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Imara stockholders of the Required Imara Voting Proposal, (2) approval by the Enliven stockholders of the adoption of the Merger Agreement, (3) Nasdaq’s approval of the listing of the shares of Imara common stock to be issued in connection with the Merger, (4) the effectiveness of the Registration Statement, (5) Imara’s net cash as determined in accordance with the Merger Agreement being between $75 million and $95 million, (6) the waiting period under the HSR Act having expired or been terminated and (7) Imara’s closing of the previously announced sale of tovinontrine (IMR-687) and all other assets of Imara related to its PDE9 program (the “Asset Sale”). Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, generally subject to an overall material adverse effect qualification, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger. Enliven’s obligation to consummate the Merger is also subject to the completion of the Financing Transaction such that Enliven receives gross proceeds of at least $131.6 million and Imara’s obligation to consummate the Merger is subject to the completion of the Financing Transaction such that Enliven receives gross proceeds of at least $75.0 million.

The Merger Agreement contains certain termination rights of each of Imara and Enliven, including, subject to compliance with the applicable terms of the Merger Agreement, the right of each party to terminate the Merger Agreement to enter into a definitive agreement for a superior proposal. Upon termination of the Merger Agreement under specified circumstances, Imara may be required to pay Enliven a termination fee of $3.0 million and Enliven may be required to pay Imara a termination fee of $9.75 million. In addition, Enliven will be required to pay Imara a termination fee of $3 million if Enliven or Imara terminates the Merger Agreement at specified times with all conditions to closing of the Merger satisfied other than completion of the Financing Transaction such that Enliven receives gross proceeds of at least $131.6 million or $75 million, respectively.

At the Effective Time, the board of directors of the combined company is expected to consist of nine members, eight of whom will be designated by Enliven and one of whom will be designated by Imara. Enliven’s designees are expected to be the current members of the board of directors of Enliven. Imara’s designee is expected to be Rahul Ballal, Imara’s President and Chief Executive Officer.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, Enliven entered into a common stock purchase agreement (the “Purchase Agreement”) with certain new and existing Enliven investors, pursuant to which Enliven agreed to issue and sell to such investors, and such investors agreed to purchase from Enliven, shares of Enliven common stock for an aggregate purchase price of approximately $164.5 million (the “Financing Transaction”). The closing of the Financing Transaction is conditioned on the satisfaction or waiver of the closing conditions to the Merger as set forth in the Merger Agreement and other customary closing conditions, and is expected to occur immediately prior to the closing of the Merger, in accordance with the terms of the Purchase Agreement. The shares of Enliven common stock to be issued in connection with the Financing Transaction will be converted into the right to receive a number of shares of Imara common stock in the Merger in accordance with the Exchange Ratio (the “Converted Financing Stock”) (subject to the payment of cash in lieu of fractional shares and after giving effect to the Reverse Stock Split).

Contingent Value Rights Agreement

At or prior to the Effective Time, Imara will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) pursuant to which Imara’s pre-Merger common stockholders will receive one contingent value right (each, a “CVR”) for each outstanding share of Imara common stock held by such stockholder on such date. Each CVR will represent the contractual right to receive payments upon the occurrence of certain events related to the Asset Sale or a potential sale or license involving IMR-261, in each case as set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that holders of CVRs will receive any amounts with respect thereto. The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Imara or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Enliven (solely in their respective capacities as Enliven stockholders) holding approximately 83% of the outstanding shares of Enliven capital stock entered into support agreements with Imara and Enliven to vote all of their shares of Enliven capital stock in favor of adoption of the Merger Agreement and against any alternative acquisition proposals (the “Enliven Support Agreements”) and (ii) certain stockholders of Imara (solely in their respective capacities as Imara stockholders) holding approximately 33% of the outstanding shares of Imara common stock have entered into support agreements with Imara and Enliven to vote all of their shares of Imara common stock in favor of (among other matters) the Required Imara Voting Proposal and against any alternative acquisition proposals (the “Imara Support Agreements”, and together with the Enliven Support Agreements, the “Support Agreements”).

Also concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Enliven and Imara have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Imara common stock (excluding the Converted Financing Stock) for the 180-day period following the closing of the Merger.

The preceding summaries of the Merger Agreement, the Purchase Agreement, the CVR Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement (including the form of Purchase Agreement which is attached as an exhibit to the Merger Agreement), the form of CVR Agreement, the form of Enliven Support Agreement, the form of Imara Support Agreement, and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement (including the form of Purchase Agreement which is attached as an exhibit to the Merger Agreement), the form of CVR Agreement, the forms of Support Agreements and the form of Lock-Up Agreement have been attached as exhibits to this Current Report on Form 8-K to provide investors and securityholders with information regarding their respective terms. They are not intended to provide any other factual information about Enliven or Imara or to modify or supplement any factual disclosures about Imara in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Enliven, Imara and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. The Purchase Agreement includes representations, warranties and covenants of Enliven made solely for the purpose of the Purchase Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Purchase Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement, the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Enliven, Imara or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement or the Purchase Agreement, rather than establishing matters of fact.

Item 8.01.	Other Events.

On October 13, 2022, Imara and Enliven issued a joint press release announcing the execution of the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Imara and Enliven will host a joint conference call on October 13, 2022 at 5:00 P.M. Eastern Time to discuss the proposed Merger. A live audio webcast of the management presentation will be available on the Events and Presentations section of Imara’s website at www.imaratx.com. Alternatively, callers may listen to the conference call by phone by dialing (800) 715-9871 (United States and Canada) or (646) 307-1963 (international). The slide presentation to be used by Imara and Enliven during the joint conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 13, 2022, by and among Imara Inc., Iguana Merger Sub, Inc. and Enliven Therapeutics, Inc.

10.1	Form of Contingent Value Rights Agreement

10.2	Form of Enliven Support Agreement

10.3	Form of Imara Support Agreement

10.4	Form of Lock-Up Agreement

99.1	Joint Press Release, issued on October 13, 2022

99.2	Investor Presentation, dated October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for any exhibits or schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Enliven, Imara, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Imara and Enliven, as well as assumptions made by, and information currently available to, management of Imara and Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, expectations regarding the proposed Merger and Financing Transaction; the potential benefits and results of such transactions; the sufficiency of the combined company’s capital resources; the combined company’s cash runway; the expected timing of the closing of the proposed transactions; statements regarding the potential of, and expectations regarding, Enliven’s programs, including ELVN-001, ELVN-002 and its research stage opportunities; the expected timing of Enliven’s Phase 1 data for ELVN-001; the expected timing of Enliven’s filing of an IND, Phase 1 clinical trial initiation and Phase 1 data for ELVN-002; the expected timing to make a product candidate nomination for Enliven’s third program; statements by Imara’s President and Chief Executive Officer; and statements by Enliven’s Co-founder and Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the limited operating history of each company; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, Enliven’s product candidates; the outcome of preclinical testing and early clinical trials for Enliven’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; Enliven’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than Enliven’s current product candidates; the substantial competition Enliven faces in discovering, developing, or commercializing products; the negative impacts of the COVID-19 pandemic on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Imara or Enliven to protect their respective intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organization; the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the proposed transactions from both Imara and Enliven’s stockholders or to complete the transactions in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to Imara’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Imara’s and Enliven’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or the Financing Transaction; competitive responses to the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; the outcome of any legal proceedings that may be instituted against Imara, Enliven or any of their respective directors or officers related to the Merger Agreement, the Financing Transaction, or the proposed transactions contemplated thereby; the effect of the announcement or pendency of the transactions on Imara’s or Enliven’s business relationships, operating results and business generally; and legislative, regulatory, political and economic developments and general market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Imara’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC as well as the registration statement on Form S-4 to be filed with the SEC by Imara. Imara and Enliven can give no assurance that the conditions to the proposed transactions will be satisfied. Except as required by applicable law, Imara and Enliven undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Imara and Enliven, Imara intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Imara and information statement of Enliven. IMARA URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IMARA, ENLIVEN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Imara with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Imara with the SEC by contacting Imara Inc. at 116 Huntington Ave., 6th Floor, Boston, MA 02116. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Imara, Enliven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Imara’s directors and executive officers is included in Imara’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC, and the proxy statement for Imara’s 2022 annual meeting of stockholders, filed with the SEC on April 22, 2022. Additional information regarding the persons who may be deemed participants in the solicitation of proxies will be included in the proxy statement/prospectus/information statement relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARA INC.

Date: October 13, 2022	By:	/s/ Rahul Ballal
	Name:	Rahul D. Ballal
	Title:	President and Chief Executive Officer